As filed with the Securities and Exchange Commission on March 29, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HIMS & HERS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1482650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2269 Chestnut Street, #523 San Francisco, California	94123
(Address of Principal Executive Offices)	(Zip Code)

HIMS & HERS HEALTH, INC. 2020 EQUITY INCENTIVE PLAN

HIMS & HERS HEALTH, INC. 2020 EMPLOYEE STOCK PURCHASE PLAN

HIMS, INC. 2017 STOCK PLAN

(Full title of the plan)

Andrew Dudum

Chief Executive Officer

Hims & Hers Health, Inc.

2269 Chestnut Street, #523

San Francisco, California 94123

Tel.: (415) 851-0195

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Vetter Colin G. Conklin Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 550 Allerton Street Redwood City, California 94063 Tel: (650) 463-5335 Fax: (650) 618-3286	Soleil Boughton Chief Legal Officer Hims & Hers Health, Inc. 2269 Chestnut Street, #523 San Francisco, California 94123 Tel.: (415) 851-0195

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, par value $0.0001 per share, that may be issued under the Hims & Hers Health, Inc. 2020 Equity Incentive Plan	21,055,645(2)	$12.72(3)	$267,827,804	$29,220
Class A Common Stock, par value $0.0001 per share, reserved for issuance under the Hims & Hers Health, Inc. 2020 Employee Stock Purchase Plan	4,000,000(4)	$10.81(5)	$43,240,000	$4,717
Class A Common Stock, par value $0.0001 per share, that may be issued pursuant to the exercise of outstanding stock options under the Hims, Inc. 2017 Stock Plan	16,298,643(6)	$2.67(7)	$43,517,377	$4,748
Class A Common Stock, par value $0.0001 per share, that may be issued upon settlement of restricted stock units outstanding under the Hims, Inc. 2017 Stock Plan	2,129,539(8)	$12.72(3)	$27,087,736	$2,955
TOTAL	43,483,827		$381,672,917	$41,640

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the Hims & Hers Health, Inc. 2020 Equity Incentive Plan (the “Equity Incentive Plan”), the Hims & Hers Health, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”) and the Hims, Inc. 2017 Stock Plan (the “2017 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”).

(2)

Represents shares of Class A Common Stock that may be issued under the Equity Incentive Plan. To the extent that shares previously issued pursuant to awards granted under the 2017 Plan are reacquired by the Registrant after the date of this Registration Statement, or if outstanding awards granted under the 2017 Plan are forfeited, expire or lapse unexercised after the date of this Registration Statement, such shares will become available for issuance under the Equity Incentive Plan, subject to the maximum limit set forth in such plan. In general, to the extent that any awards under the Equity Incentive Plan are forfeited, cancelled or expire for any reason before being exercised or settled in full, if any awards are settled in cash or if shares issued under the Equity Incentive Plan are reacquired by the Registrant pursuant to a forfeiture provision, repurchase right or for any other reason, those shares will again become available for issuance under the Equity Incentive Plan, as will shares applied to pay the exercise or purchase price of an award or to satisfy tax withholding obligations related to any award.

(3)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $12.72 per share represents the average high and low sales prices of the Class A Common Stock as quoted on the NYSE on March 25, 2021.

(4)	Represents shares of Class A Common Stock reserved for issuance under the ESPP.
(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on March 25, 2021, multiplied by 85%.

(6)	Represents shares of Class A Common Stock that may be issued pursuant to the exercise of outstanding stock options under the 2017 Plan.
(7)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $2.67 per share represents the weighted average exercise price per share of outstanding awards under the 2017 Plan.

(8)	Represents shares of Class A Common Stock that may be issued upon settlement of outstanding restricted stock units under the 2017 Plan.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Hims & Hers Health, Inc., a Delaware corporation (the “Registrant”), relating to (i) 21,055,645 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), issuable under the Hims & Hers Health, Inc. 2020 Equity Incentive Plan (the “Equity Incentive Plan”); (ii) 4,000,000 shares of Class A Common Stock reserved for issuance under the Hims & Hers Health, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”); (iii) 16,298,643 shares of Class A Common Stock issuable upon the exercise of stock options granted under the Hims, Inc. 2017 Stock Plan (the “2017 Plan”); and (iv) 2,129,539 shares of Class A Common Stock issuable upon the settlement of outstanding restricted stock units under the 2017 Plan.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Class A Common Stock on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers and directors identified in the Reoffer Prospectus. The number of shares of Class A Common Stock included in the Reoffer Prospectus represents shares of Class A Common Stock issuable to the selling stockholders pursuant to equity awards, including stock options and restricted stock units, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Class A Common Stock. The number of shares of Class A Common Stock to be offered or resold by means of the Reoffer Prospectus by the selling stockholders, and any other person with whom any of them is acting in concert for the purpose of selling Class A Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to plan participants as required by Rule 428(b)(1).

13,321,868 Shares of Class A Common Stock

Offered by Selling Stockholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 13,321,868 shares of Class A common stock, par value $0.0001 per share, of Hims & Hers Health, Inc., a Delaware corporation (“Class A Common Stock”). This Reoffer Prospectus covers 13,321,868 shares of Class A Common Stock issuable to each Selling Stockholder pursuant to awards granted or assumed by the Company to the Selling Stockholder under the Hims, Inc. 2017 Stock Plan (the “2017 Plan”), including restricted stock units, stock options and performance stock units. We are not offering any shares of Class A Common Stock and will not receive any proceeds from the sale of the shares of Class A Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders are certain of our directors and executive officers, each of whom is an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the shares of Class A Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Class A Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Class A Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Class A Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Class A Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 10 for more information about how the Selling Stockholders may sell or dispose of the shares of Class A Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Shares of Class A Common Stock that will be issued pursuant to restricted stock units, stock options and performance stock units granted to Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Class A Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Class A Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “HIMS.”

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Class A Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 of this Reoffer Prospectus and under similar headings in the documents that are incorporated by reference into this Reoffer Prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page 3 of this Reoffer Prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is March 29, 2021.

You should rely only on the information contained or incorporated by reference in this Reoffer Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this Reoffer Prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this Reoffer Prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this Reoffer Prospectus, the terms “Hims & Hers,” the “Company,” “we,” “our” and “us” refer to Hims & Hers Health, Inc., a Delaware corporation, and its subsidiaries, unless otherwise specified.

ABOUT THIS PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the Commission under the U.S. Securities Exchange Act of 1934, as amended. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We also make these documents available on the investor relations portion of our website at www.forhims.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive office is located at 2269 Chestnut Street, #523, San Francisco, California 94123, and can be reached by telephone at (415) 851-0195.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission rules permit us to incorporate by reference information in this Reoffer Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Reoffer Prospectus, except for information superseded by information contained in this Reoffer Prospectus itself or in any subsequently filed incorporated document. This Reoffer Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about the Company and its business and financial condition.

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 22, 2021 (File No. 001-38986);

(2)

the Company’s Current Reports on Form 8-K, filed with the Commission on January 12, 2021, January 15, 2021, January 19, 2021, January  26, 2021 and March  10, 2021 and Company’s Current Report on Form 8-K/A, filed with the Commission on March 22, 2021; and

(3)

the description of the Company’s Class  A Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on July 16, 2019, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement of which this Reoffer Prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Reoffer Prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Reoffer Prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Reoffer Prospectus shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Reoffer Prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:

Hims & Hers Health, Inc.

2269 Chestnut Street, #523

San Francisco, California 94123

Tel.: (415) 851-0195

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this Reoffer Prospectus other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Reoffer Prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in this Reoffer Prospectus include, but are not limited to, statements about:

•	our expectations regarding our results of operations, financial condition and cash flows;

•	our ability to maintain the listing of our Class A common stock on the NYSE following the Business Combination (as defined herein);

•	our public securities’ potential liquidity and trading;

•	developments and projections relating to our competitors and industry;

•	the implementation, market acceptance and success of our business model;

•	our anticipated growth rates and market opportunities;

•	our expectations regarding our ability to obtain and maintain intellectual property protection for our brand and not infringe on the rights of others;

•

our ability to expand the scope of our offerings, including the number and type of products and services that we offer, the number and quality of healthcare providers serving our customers and the number and types of conditions capable of being treated through our platform;

•

our ability to maintain our relationships with professional corporations and other professional entities that are owned by licensed physicians and provide the clinical services accessible through the Hims & Hers platform, partner pharmacies, payments processors and other third parties on which our business depends;

•	our ability to effectively operate an affiliated pharmacy dedicated to our operations and our ability to comply with applicable federal, state and local laws and regulations;

•	our ability to comply with the extensive, complex and evolving regulatory requirements applicable to the healthcare industry;

•

our use, disclosure and other processing of personally identifiable information, including health information, and our ability to comply with applicable federal, state and foreign privacy and security regulations;

•	new or adverse regulatory developments affecting the use of telehealth, pharmaceutical products, or other aspects of the healthcare industry;

•	our ability to retain and hire necessary employees and staff our operations appropriately;

•	the timing and amount of certain investments in growth;

•	the effect of uncertainties related to the global COVID-19 pandemic on our business, results of operations, and financial condition; and

•	general economic conditions, including the societal and economic impact of the COVID-19 pandemic, and geopolitical uncertainty and instability.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Reoffer Prospectus. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this Reoffer Prospectus or to conform these statements to actual results or revised expectations.

You should read this Reoffer Prospectus, the documents that incorporated by reference herein, and the documents we have filed with the Commission as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY

This Reoffer Prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the registration statement of which this Reoffer Prospectus forms part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s website or at the Commission’s offices described above under the heading “Incorporation of Certain Information by Reference” if necessary.

As used in this Reoffer Prospectus, unless the context otherwise requires or indicates, references to “Hims & Hers,” the “Company,” “we,” “our,” and “us,” refer to Hims & Hers Health, Inc. and its subsidiaries.

Overview

Launched in 2017, Hims & Hers has built a proprietary solution that connects consumers to licensed healthcare professionals for care across numerous specialties, including primary care, mental health, sexual health, and dermatology, among others. Since our launch, we have facilitated more than two million telehealth consultations, enabling greater access to high quality, convenient, and affordable care for people in all 50 states.

The future of healthcare will be led by consumer brands that empower people and give them full control over their healthcare. A direct relationship with consumers is the most valuable component in the healthcare system. We have endeavored to build a business that squarely focuses on the needs of the healthcare consumer. We facilitate the consumer experience from start to finish, uniquely positioning us in the rapidly-emerging telehealth landscape to lead the industry in B2C-focused telehealth solutions.

We have built a customer base of loyal brand ambassadors representing the future of the healthcare system. The majority of our customers are millennials, a brand-conscious and high-value generation poised to expand its purchasing power. Our customers embrace our convenient, digitally native, and mobile-first product, driving organic growth through word of mouth and user-generated content. This, in-turn, enhances brand awareness and lowers customer acquisition costs of an attractive cohort of customers that have limited loyalty to the traditional health system and are at the beginning of their lifetime value curve. Our solution is set up to serve these customers over the long-term by offering access to high-quality, evidence-based medicine paired with a customer-driven user experience.

The mailing address of our principal executive office is located at 2269 Chestnut Street, #523, San Francisco, California 94123, and can be reached by telephone at (415) 851-0195.

Recent Developments

On January 20, 2021, Hims, Inc. and Oaktree Acquisition Corp. (“OAC”) completed their merger (the “Business Combination”). Immediately following the Business Combination, OAC changed its name to Hims & Hers Health, Inc. and its Class A common stock and warrants were listed on the NYSE under the new trading symbols of “HIMS” and “HIMS WS,” respectively.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 13,321,868 shares of Class A Common Stock issuable to each Selling Stockholder pursuant to awards granted or assumed by the Company to the Selling Stockholder under the 2017 Plan, including restricted stock units (“RSUs”), stock options and performance stock units (“PSUs”). Subject to the satisfaction of any conditions to vesting of the shares of Class A Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Class A Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

RISK FACTORS

Investing in shares of our Class A Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described under Part I, Item 1A: “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, together with all the other information appearing in or incorporated by reference into this prospectus, before deciding to invest in our Class A Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Class A Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares of Class A Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Class A Common Stock by the Selling Stockholders.

DESCRIPTION OF SECURITIES

The information set forth in Exhibit 4.4 of our Annual Report on Form 10-K for the year ended December 31, 2020 is incorporated herein by reference.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of March 25, 2021 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Class A Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Class A Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o Hims & Hers Health, Inc., 2269 Chestnut Street, #523, San Francisco, California 94123.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Class A Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Class A Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Stockholder	Shares of Class A Common Stock Beneficially Owned Prior to this Offering (1)		Percentage of Class A Common Stock Beneficially Owned Before Resale (1)(3)	Shares of Class A Common Stock Offered for Resale in this Offering(1)	Shares of Class A Common Stock Beneficially Owned After this Offering (2)		Percentage of Class A Common Stock Beneficially Owned After Resale (1)(3)
Andrew Dudum	26,897,117	(4)	14.8%	7,398,323	19,498,794	(4)	10.7%
Spencer Lee	2,055,020		1.1	2,055,020	—		—
Melissa Baird	2,490,658		1.4	2,390,644	100,014		*
Dr. Patrick Carroll, M.D.	444,719		*	444,719	—		—
Soleil Boughton	874,186		*	504,366	369,820		*
Alex Bard	10,477,785	(5)	5.8	39,112	10,438,673	(5)	5.7
Dr. Toby Cosgrove, M.D.	90,596		*	90,596	—		—
Kirsten Green	9,835,939	(6)	5.4	39,112	9,796,827	(6)	5.4
Jules Maltz	20,526,093	(7)	11.3	39,112	20,486,981	(7)	11.3
Lynne Chou O’Keefe	318,952	(8)	*	160,432	158,520	(8)	*
David Wells	160,432		*	160,432	—		—

*	Less than 1%

(1)

The numbers of shares of Class A Common Stock reflect all shares of Class A Common Stock acquired or issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of the Determination Date or will become exercisable, vested or convertible within 60 days after the Determination Date.

(2)

Assumes all of the shares of Class A Common Stock being offered are sold in the offering, that shares of Class A Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the restricted stock awards and restricted stock units relating to the shares being offered.

(3)	Percentages are based on the 181,487,235 shares of Class A Common Stock issued and outstanding as of the Determination Date.

(4)	Includes 8,314,803 shares held by Atomic Labs II, L.P. Mr. Dudum may be deemed to share voting or dispositive power over the shares held by Atomic Labs II, L.P.

(5)

Includes 10,438,673 shares of Class A common stock held by Redpoint Ventures VI, L.P. (“RV VI”) and Redpoint Associates VI, L.L.C. (“RA VI”). Redpoint Ventures VI, LLC (“RV VI LLC”) is the sole general partner of RV VI. Voting and dispositive decisions with respect to the shares held by RV VI and RA VI are made by the managers of RV VI LLC and RA VI: Alexander Bard, Jeffrey D. Brody, Satish Dharmaraj, Christopher B. Moore, Scott C. Raney, Tomasz Tunguz and David Yuan. The business address of each of the entities identified in this footnote is c/o Redpoint Ventures, 3000 Sand Hill Road, Building 2, Suite 290, Menlo Park, CA 94025.

(6)

Includes 9,796,827 shares of Class A common stock held by Forerunner Partners III, L.P. Forerunner Ventures GP III, LLC is the general partner of Forerunner Builders II, L.P. and Forerunner Partners III, L.P. Kirsten Green and Eurie Kim are the managing members of Forerunner Ventures GP III, LLC and may be deemed to share voting and dispositive power over the shares held by Forerunner Builders II, L.P. and Forerunner Partners III, L.P. The business address of each of the entities identified in this footnote is c/o Forerunner Ventures, 1161 Mission Street, Suite 300, San Francisco, CA 94103.

(7)

Includes 20,486,981 shares of Class A common stock held by Institutional Venture Partners XVI Fund, L.P. (“IVP XVI”). Institutional Venture Management XV LLC is the general partner of IVP XV Executive Fund and IVP XV. Institutional Venture Management XVI LLC is the general partner of Institutional Venture Management XVI LLC. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, Jules A. Maltz, J. Sanford Miller and Dennis B. Phelps are the managing directors of Institutional Venture Management XV LLC and Institutional Venture Management XVI LLC and may be deemed to share voting and dispositive power over the shares held by IVP XV Executive Fund, IVP XV and IVP XVI. The business address of each of the entities identified in this footnote is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building 2 Suite 250, Menlo Park, CA 94025.

(8)

Includes 158,520 shares of Class A common stock held by Define Ventures Fund I, L.P. Ms. Chou O’Keefe may be deemed to share voting or dispositive power over the shares held by Define Ventures Fund I, L.P.

Other Material Relationships with the Selling Stockholders

Employment Relationships

We entered into employment agreements with each of Mr. Dudum, Mr. Lee and Ms. Baird in connection with the Business Combination. Each of Mr. Dudum, Mr. Lee, Ms. Baird, Dr. Carroll and Ms. Boughton have provided and continue to provide services to the Company commensurate with his or her role.

Indemnification Agreement

Our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and Bylaws also provide the board of directors with discretion to indemnify officers and employees when determined appropriate by our board of directors.

We (and/or our subsidiaries) have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

Lock-Up Agreements

In connection with the Business Combination, the holders of more than 75% of the Class A common stock held by former Hims, Inc. stockholders agreed that they will not, without our prior written consent and subject to certain exceptions, during the period commencing on January 20, 2021 (the “Closing Date”) and ending on the date that is one hundred eighty (180) days after the Closing Date (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for Class A common stock issued or issuable to such party pursuant to the Agreement and Plan of Merger, dated September 30, 2020, by and among OAC, Rx Merger Sub, Inc. and Hims, Inc. (collectively, the “Lock-Up Shares”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares. Notwithstanding the foregoing, if, at any time beginning 90 days after the Closing Date (the “Earliest Release Date”), the closing price of the Class A common stock equals or exceeds 133% of the closing price per share of the Class A common stock on the Closing Date (as adjusted for stock splits, reverse splits, recapitalizations, reorganizations, and any similar transaction) for any 10 trading days within any 20 trading day period (with the calculation including the 20 trading day period immediately prior to the Earliest Release Date), then 25% of each party’s Lock-Up Shares (which, for purposes of holders of options, shall only include options that have vested as of such date) will be automatically released from the lock-up restrictions as of the last day of such 20 trading day period. The lock-up restrictions contain customary exceptions, including for estate planning transfers, affiliate transfers, and transfers upon death or by will. Each of the Selling Shareholders is subject to these lock-up restrictions.

PLAN OF DISTRIBUTION

The shares of Class A Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Class A Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the New York Stock Exchange or any other stock exchange on which the Class A Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Class A Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Class A Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Class A Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Class A Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Class A Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Class A Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Class A Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Class A Common Stock to engage in passive market-making activities with respect to the shares of Class A Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Class A Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Class A Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP will issue an opinion regarding the legality of certain of the offered securities.

EXPERTS

The financial statements of Hims & Hers Health, Inc. (f/k/a Oaktree Acquisition Corp.) as of December 31, 2020 and 2019, and the related statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2020 and for the period from April 9, 2019 (inception) through December 31, 2019, incorporated herein by reference, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein. Such financial statements have been included herein in reliance on the report of such firm, given on their authority as experts in auditing and accounting.

The consolidated financial statements of Hims, Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

In connection with the Business Combination, Hims requested its independent registered public accounting firm, KPMG LLP (“KPMG”), to affirm its independence relative to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (“PCAOB”). During KPMG’s independence evaluation, KPMG identified several contingent fee arrangements that are impermissible under SEC independence rules, involving a KPMG member firm of KPMG International Cooperative (“KPMG Member Firm”) and certain entities that were, at the time of entering into the contingent fee arrangements, under common control with and affiliates (“Sister Affiliates”) of Hims, Inc. (“Hims”). Hims and the Sister Affiliates were only under common control, and thus affiliates, for a period of approximately six months in 2018. The underlying engagements with impermissible contingent fee arrangements were for permissible tax services, existed in 2018 and concluded in September 2019. The KPMG Member Firm referenced above does not participate in the audit engagement of Hims and the services provided by the KPMG Member Firm had no effect on Hims’ consolidated financial statements or on KPMG’s audit engagements of such consolidated financial statements. KPMG considered whether the matters noted above impacted its objectivity and ability to exercise impartial judgment with regard to its engagement as our auditor and concluded that there has been no impairment of KPMG’s objectivity and ability to exercise impartial judgment on all matters encompassed within its audits. After taking into consideration the facts and circumstances of the above matters and KPMG’s determination, Hims’ Board of Directors also concluded that KPMG’s objectivity and ability to exercise impartial judgment has not been impaired.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 22, 2021 (File No. 001-38986);

(2)

the Company’s Current Reports on Form 8-K, filed with the Commission on January 12, 2021, January 15, 2021, January 19, 2021, January 26, 2021 and March 10, 2021 and Company’s Current Report on Form 8-K/A, filed with the Commission on March 22, 2021; and

(3)

the description of the Registrant’s Class A Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on July 16, 2019, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or Securities Act.

As permitted by the Delaware General Corporation Law, our Certificate of Incorporation contains provisions that eliminate the personal liability of our directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, our Bylaws provide that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	we may indemnify other employees and agents as set forth in the Delaware General Corporation Law;

•

we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

We have entered, and intend to continue to enter into separate indemnification agreements with our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, executive officer or employee for which indemnification is sought. The indemnification provisions in the Certificate of Incorporation, Bylaws and the indemnification agreements between us and our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act.

We have directors’ and officers’ liability insurance for securities matters.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation of Hims & Hers Health, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38986), filed with the SEC on January 26, 2021).

3.2	Bylaws of Hims & Hers Health, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-38986), filed with the SEC on January 26, 2021).

*5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

*23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included as part of Exhibit 5.1 hereto).

*23.2	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Oaktree Acquisition Corp.

*23.3	Consent of KPMG LLP, independent registered public accounting firm of Hims, Inc.

*24.1	Powers of Attorney (included in the signature page to this Registration Statement).

99.1	Hims & Hers Health, Inc. 2020 Equity Incentive Plan and forms of agreement thereunder (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-38986), filed with the SEC on January 26, 2021).

99.2	Hims & Hers Health, Inc. 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 001-38986), filed with the SEC on January 26, 2021).

99.3	Hims, Inc. 2017 Stock Plan and forms of agreement thereunder (incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K (File No. 001-38986), filed with the SEC on January 26, 2021)

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 29, 2021.

HIMS & HERS HEALTH, INC.

By	/s/ Andrew Dudum
Name	Andrew Dudum
Title	Chief Executive Officer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew Dudum and Spencer Lee, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Dudum	Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2021
Andrew Dudum

/s/ Spencer Lee	Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2021
Spencer Lee

/s/ Alex Bard	Director
Alex Bard		March 29, 2021

/s/ Ambar Bhattacharyya	Director
Ambar Bhattacharyya		March 29, 2021

/s/ Dr. Toby Cosgrove, M.D.	Director
Dr. Toby Cosgrove, M.D.		March 29, 2021

/s/ Kirsten Green	Director
Kirsten Green		March 29, 2021

/s/ Jules Maltz	Director
Jules Maltz		March 29, 2021

/s/ Lynne Chou O’Keefe	Director
Lynne Chou O’Keefe		March 29, 2021

/s/ Andrea Perez	Director
Andrea Perez		March 29, 2021

/s/ David Wells	Director
David Wells		March 29, 2021